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As filed with the Securities and Exchange Commission on September 15, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOLDEN STAR RESOURCES LTD.
(Exact Name of Registrant as Specified in its Charter)

Canada (Province or Other Jurisdiction of Incorporation or Organization)	1040 (Primary Standard Industrial Classification Code Number (if Applicable))	Not Applicable (I.R.S. Employer Identification No. (if Applicable))

150 King Street West
Sun Financial Tower, Suite 1200
Toronto, Ontario M5H 1J9
(416) 583-3800
(Address and Telephone Number of Registrant's Principal Executive Offices)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8800
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)

Copies to:

Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 Toronto, Ontario M5K 1J3 (416) 504-0525	John M. Sabetti Fasken Martineau DuMoulin LLP 333 Bay Street, Suite 2400 Bay Adelaide Centre, Box 20 Toronto, Ontario M5H 2T6 (416) 366-8381

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal Jurisdiction Regulating this Offering)

             It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below).
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Shares (no par value)(4)

Preferred Shares (no par value)(5)

Subscription Receipts(6)

Warrants(7)

Debt Securities(8)

Total	U.S.$250,000,000	(9)	U.S.$250,000,000	U.S.$28,975

(1)
There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, subscription receipts, warrants and debt securities, or any combination thereof of Golden Star Resources Ltd. (the "Registrant", the "Company" or "Golden Star") for up to an aggregate offering price of U.S.$250,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act of 1933").

(3)
Pursuant to Rule 457(p) under the Securities Act of 1933, the Registrant hereby offsets the registration fee due under this Registration Statement by the amount of the unused filing fee associated with certain unsold securities from the Registrant's previously filed registration statement on Form F-10, filed with the Securities and Exchange Commission on June 19, 2014 (File No. 333-196906), amended on July 23, 2014 and December 12, 2014, and declared effective on December 18, 2014 (the "2014 Registration Statement"). The aggregate offsetting filing fee for these securities is U.S.$25,822.47. The Registrant had registered these securities pursuant to the 2014 Registration Statement and the associated aggregate offsetting filing fees of U.S.$25,822.47 for such unsold securities, calculated in accordance with Rule 457(o), are hereby used to offset the current registration fee that would otherwise be due. The offering of securities under the 2014 Registration Statement has been terminated.

(4)
There is being registered an indeterminate number of common shares (no par value) as from time to time may be issued at indeterminate prices.

(5)
There is being registered an indeterminate number of preferred shares (no par value) as from time to time may be issued at indeterminate prices.

(6)
There is being registered an indeterminate number of subscription receipts as from time to time may be issued at indeterminate prices.

(7)
There is being registered an indeterminate number of warrants as may be issued from time to time at indeterminate prices.

(8)
There is being registered an indeterminate principal amount of debt securities consisting of debentures, notes or other secured or unsecured evidence of indebtedness as may be sold from time to time.

(9)
The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the United States Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2017

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	September 14, 2017

GOLDEN STAR RESOURCES LTD.

U.S.$250,000,000

Common Shares
Preferred Shares
Subscription Receipts
Warrants
Debt Securities

Golden Star Resources Ltd. (the "Company", "Golden Star", "we", "us", or "our") may offer and sell from time to time our common shares ("Common Shares"); First Preferred shares ("Preferred Shares"); subscription receipts ("Subscription Receipts"); warrants ("Warrants") to purchase any of the other securities that are described in this short form base shelf prospectus (the "Prospectus") or any supplement hereto; debt securities ("Debt Securities"); or any combination thereof for up to an aggregate offering price of U.S.$250,000,000 (all of the foregoing collectively, the "Securities" and individually, a "Security"), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.

We will provide the specific terms of any offering of Securities in one or more prospectus supplements (each a "Prospectus Supplement") to this Prospectus. The Securities may be offered separately or together in any combination and as separate series. An investor should read this Prospectus and any Prospectus Supplement carefully before investing in any Securities.

All dollar amounts in this Prospectus refer to United States dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information".

Investing in Securities involves significant risks. Prospective purchasers of Securities should carefully consider the risks described under the headings "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Information and Statements" in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated and deemed incorporated by reference in this Prospectus and the applicable Prospectus Supplement.

The specific terms of the Securities with respect to a particular offering, and the terms of such offering, will be set out in the applicable Prospectus Supplement. If required by applicable law, when Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

We may sell Securities directly to you, or through agents, underwriters or dealers we select. If we use agents, underwriters or dealers to sell the Securities, we will name them and describe their compensation in the applicable

Prospectus Supplement. The net proceeds we expect to receive from an offering of Securities will be described in the Prospectus Supplement relating to that offering.

Our Common Shares are traded on the NYSE American Exchange ("NYSE American") under the symbol "GSS", on the Toronto Stock Exchange ("TSX") under the symbol "GSC" and on the Ghana Stock Exchange ("GSE") under the symbol "GSR". On September 13, 2017, the last reported trading price of our Common Shares on NYSE American was U.S.$0.76 per share, the last reported trading price of our Common Shares on the TSX was Cdn.$0.92 per share and the last reported trading price of our Common Shares on the GSE was GH¢1.90 per share. The applicable Prospectus Supplement will contain information, where applicable, with respect to any listing on the NYSE American, the TSX, the GSE or any other securities exchange of the Securities distributed under that Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is no market through which such Securities may be sold and purchasers may not be able to resell Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of Securities in the secondary market, the transparency and availability of trading prices and the liquidity of Securities. See "Risk Factors" in this Prospectus and any applicable Prospectus Supplement.

Golden Star is a foreign private issuer under United States securities laws and is permitted under the multijurisdictional disclosure system adopted by the United States and Canada to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Golden Star has prepared its financial statements, included or incorporated herein by reference, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") which is incorporated within Part 1 of the CPA Canada Handbook — Accounting, and our consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards, in addition to the standards of the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission ("SEC") independence standards. Thus, they may not be comparable to the financial statements of U.S. companies.

Prospective investors should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The ability of investors enforce civil liabilities under United States federal securities laws may be affected adversely because we are incorporated in Canada, most of our officers and directors and most of the experts named in this Prospectus are not residents of the United States, and all of our assets and all or a substantial portion of the assets of such persons are located outside of the United States. See "Enforceability of Civil Liabilities by U.S. Investors".

NONE OF THE CANADIAN SECURITIES REGULATORY AUTHORITIES, THE SEC NOR ANY UNITED STATES STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Gilmour Clausen, Daniel Owiredu, Craig Nelsen and Mona Quartey, being directors of the Company, have appointed the Company, at 150 King Street West, Suite 1200, Toronto, Ontario, M5H 1J9, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process in Canada.

The registered and principal office of the Company is located at 150 King Street West, Suite 1200, Toronto, Ontario, M5H 1J9.

iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
INFORMATION AND STATEMENTS

        This Prospectus and the documents incorporated or deemed incorporated by reference in this Prospectus contain certain "forward-looking information" within the meaning of applicable Canadian securities laws and "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, concerning the business, operations, financial performance and condition of Golden Star. Generally, forward-looking information and statements can be identified by the use of forward-looking terminology such as "anticipates", "believes", "budget", "estimates", "expects", "forecasts", "intends", "plans", "seeks" or variations of such words and phrases (including negative and grammatical variations) or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof.

        Forward-looking information and statements include, but are not limited to information or statements with respect to: anticipated production and cash operating estimates; the intended expansion of production and reduction of costs; the planned or expected use of proceeds of any securities offering by the Company; the expected allocation of the Company's sources of production; the impact of rain on our operations; the impact of Wassa underground mining operations on Wassa open pit mining operations and the impact of Wassa open pit mining operations on Wassa underground mining operations; the safety and efficiency benefits of Alimak stoping over conventional shrinkage mining; mining methods and estimated recovery at the Wassa underground mine ("Wassa Underground"); the rate and acceleration of the rate of production from Wassa Underground; the sufficiency of infrastructure at Wassa Underground to accommodate the near-term mine plan; required investments in mine infrastructure; securing financing for operations on favourable terms; anticipated commencement dates of mining and production at Prestea underground mine ("Prestea Underground"); the expected higher grade nature of ore from Prestea Underground and Mampon; the commencement of mining and production from Mampon and the conclusion of mining and production from Mampon; the impact of mining Mampon on the Company's cash flow; the achievement of blasting the first stope at Prestea Underground and the timing thereof; the commencement of commercial production at Prestea Underground and the timing thereof; the timing for rehabilitation work, as well as pre-development and development work and stoping at Prestea Underground; estimated costs and timing of the development of new deposits and sources of funding for such development; capital expenditures; government review of gold exploration areas; mining laws, environmental laws and the tax regime of Ghana; production capacity, rates and costs; currency exchange rate fluctuations; gold sales; mining operations and gold recovery rates; ore type, delivery and processing; use of waste rock; tailings processing; completion, use and capacity of a new tailings storage facility; potential mine life; strip ratios; permitting and approvals; rehabilitation; estimates of mineral reserves and mineral resources and the timing of such estimates; geological, environmental, community and engineering studies; environmental impact of operations; exploration efforts and activities; timing for commencing or completing drilling; updates to resource models; the potential to expand the mineral reserves of the Company through further drilling; the potential to increase the Company's mineral resources outside of the existing mineral resource footprint; the impact that increased exploration is expected to have on mineral resources and mineral reserves; identification of acquisition and growth opportunities; relationships with local stakeholder communities; the timing for transforming, and the Company's ability to transform into a lower cost producer and the resulting reduction in operating costs; and our ability to meet our cash requirements.

        Forward-looking information and statements are made based upon certain assumptions and other important factors that, if untrue, could cause the actual results, performance or achievements of Golden Star to be materially different from future results, performance or achievements expressed or implied by such statements. Such statements and information are based on numerous assumptions regarding, among other things, present and future business strategies and the environment in which Golden Star will operate in the future, including the price of gold, anticipated costs and ability to achieve goals.

        Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause the actual results, performance or achievements of Golden Star to be materially different from those expressed or implied by such forward-looking information and statements. The following, in addition to the factors described under "Risk Factors", in this Prospectus and any Prospectus Supplement and in any documents incorporated or deemed incorporated by reference into this Prospectus and any Prospectus Supplement, are among the factors that could cause actual results, performance or achievements to differ materially from the forward-looking information and statements:

  •
  significant increases or decreases in gold prices and the speculative nature of gold exploration;

  •
  losses or gains in mineral reserves from changes in operating costs and/or gold prices;

  •
  failure of exploration efforts to expand mineral reserves and mineral resources around our existing mines;

  •
  unexpected changes in business and economic conditions;

  •
  inaccuracies in mineral reserves and mineral resources estimates;

  •
  changes in interest and currency exchange rates;

  •
  possible hedging activities;

  •
  timing and amount of gold production;

  •
  unanticipated variations in ore grade, tonnes mined and crushed or milled;

  •
  unanticipated recovery or production problems;

  •
  effects of illegal mining on our properties;

  •
  ability to, and cost of, dewatering our underground mines;

  •
  changes in mining and processing costs, including changes to costs of raw materials, supplies, services and personnel;

  •
  changes in metallurgy and processing;

  •
  availability of skilled personnel, contractors, materials, equipment, supplies, power and water;

  •
  changes in project parameters or mine plans;

  •
  costs and timing of development of mineral reserves;

  •
  weather, including drought or excessive rainfall in West Africa;

  •
  results of current and future exploration activities;

  •
  results of pending and future feasibility studies;

  •
  acquisitions and joint venture relationships;

  •
  political or economic instability, either globally or in the countries in which we operate;

  •
  changes in regulatory frameworks or regulations affecting our operations, particularly in Ghana, where our principal producing properties are located;

  •
  local and community impacts and issues;

  •
  availability and cost of replacing mineral reserves;

  •
  timing of receipt and maintenance of government approvals and permits;

  •
  unanticipated transportation costs including shipping incidents and losses;

  •
  accidents, labor disputes and other operational hazards;

  •
  delays in obtaining government approvals or financing or in the completion of development or construction activities;

  •
  an inability to obtain power for operations on favorable terms or at all;

  •
  environmental (including reclamation) costs and risks;

  •
  changes in tax laws;

  •
  title issues;

  •
  competitive factors, including competition for property acquisitions;

  •
  possible litigation;

  •
  availability of capital at reasonable rates or at all;

  •
  risks related to indebtedness and the service of such indebtedness;

  •
  changes in the Ghanaian Cedi and government policies regarding payments in foreign currency; and

  •
  changes to Golden Star's mining licenses, including revocation.

        These factors are not intended to represent a complete list of the general or specific factors that could affect us. We may note additional risk factors elsewhere in this Prospectus and any Prospectus Supplement and in any documents incorporated or deemed incorporated by reference into this Prospectus and any Prospectus Supplement. Although we have attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in our forward-looking information and statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information and statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information and statements. Accordingly, readers should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are made as of the date hereof and accordingly are subject to change after such date. Except as required by law, we disclaim any obligation to revise any forward-looking information and statements to reflect events or circumstances after the date of such information and statements. All of the forward-looking information and statements contained or incorporated by reference in this Prospectus are qualified by the foregoing cautionary statements.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        We report in United States dollars. Accordingly, all references to "$", "U.S.$" or "United States dollars" included or incorporated by reference into this Prospectus refer to United States dollar values. References to "Cdn.$" or "Canadian dollars" are used to indicate Canadian dollar values.

        The rate of exchange on September 13, 2017 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was Cdn.$1.00 equals U.S.$0.8205 and for the conversion of United States dollars into Canadian dollars was U.S.$1.00 equals Cdn.$1.2187.

        References to "GH¢" or "Ghanaian Cedis" are used to indicate values in Ghanaian Cedi. The rate of exchange on September 13, 2017 as reported by the Bank of Canada for the conversion of Canadian dollars into Ghanaian Cedi was Cdn.$1.00 equals GH¢3.6346 and for the conversion of Ghanaian Cedi into Canadian dollars was GH¢1.00 equals Cdn.$0.2751.

        The following table sets forth, for each of the periods indicated, the high, low and average spot rates for U.S.$1.00 in terms of Canadian dollars, as reported by the Bank of Canada.

	Six months ended June 30, 2017	Six months ended June 30, 2016	Year ended Dec. 31, 2016	Year ended Dec. 31, 2015
	(Cdn. $)	(Cdn. $)	(Cdn. $)	(Cdn. $)
High	1.3743	1.3170	1.4589	1.3990
Low	1.2977	1.2544	1.2544	1.1728
Average	1.3343	1.2886	1.3248	1.2787

 DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in all of the provinces of Canada, other than the Province of Québec and filed with, or furnished to, the SEC in the United States. Prospective investors may read and obtain copies of any document, for a fee, that we have filed with, or furnished to, the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Additionally, prospective investors may read and download the documents we have filed with, or furnished to, the SEC on the EDGAR website at www.sec.gov or any public document we have filed with the various securities commissions or similar authorities in each of the provinces and territories of Canada on SEDAR at www.sedar.com. The following documents are specifically incorporated by reference into, and form an integral part of, this Prospectus. The information incorporated by reference is considered part of this Prospectus, and information filed with certain securities regulators in Canada and filed with, or furnished to, the SEC, subsequent to this Prospectus and prior to the termination of a particular offering of Securities referred to in any Prospectus Supplement will be deemed to update and supersede this information. Except as may be set forth in a Prospectus Supplement, we incorporate by reference into this Prospectus and any accompanying Prospectus Supplement the documents listed below:

  (a)
  the annual information form of the Company for the year ended December 31, 2016 dated March 27, 2017 ("AIF");

  (b)
  the audited consolidated financial statements of the Company for the years ended December 31, 2016 and 2015, together with the notes thereto and the auditor's report thereon (the "Annual Financial Statements");

  (c)
  the management's discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2016 ("Annual MD&A");

  (d)
  the unaudited condensed interim consolidated financial statements of the Company for the three and six months ended June 30, 2017 and 2016, together with the notes thereto ("Interim Financial Statements");

  (e)
  the management's discussion and analysis of financial condition and results of operations of the Company for the three and six months ended June 30, 2017 ("Interim MD&A");

  (f)
  the material change report of the Company dated February 13, 2017, relating to the completion of a bought deal equity offering of 31,363,950 Common Shares for gross proceeds of Cdn.$34,500,345;

  (g)
  the material change report of the Company dated January 24, 2017, relating to the Company's announcement of a bought deal equity offering of 31,363,950 Common Shares for gross proceeds of Cdn.$34,500,345; and

  (h)
  the management information circular of the Company dated March 13, 2017 relating to the Company's annual general and special meeting of shareholders held on May 4, 2017.

        Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in Canada after the date of this Prospectus, and all Prospectus Supplements (only in respect of the offering of Securities to which that Prospectus Supplement relates) disclosing additional or updated information including the documents incorporated or deemed incorporated by reference therein, filed pursuant to the requirements of applicable securities legislation in Canada and the United States, in each case during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, any document that is filed with, or furnished to, the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Prospectus and during the period that this Prospectus is effective shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly set forth in such report). The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

        Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada and with the SEC during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements, and in each case the accompanying management's discussion and analysis of financial condition and results of operations and material change reports filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities and with the SEC during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities and with the SEC during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

        A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to such Securities will be delivered to prospective purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement and only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

        Copies of the documents incorporated or deemed to be incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Golden Star Resources Ltd. at 150 King Street West, Suite 1200, Toronto, Ontario, M5H 1J9, Telephone (416) 816-0424, and are also available electronically at www.sedar.com and www.sec.gov.

        Readers should rely only on information contained, or incorporated or deemed to be incorporated by reference, in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different information. The Company is not making any offer of Securities in any jurisdiction where such offer is not permitted. Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated or deemed incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates. Information on any of the websites maintained by us does not constitute a part of this Prospectus or any Prospectus Supplement and shall not be relied upon by prospective purchasers for the purpose of determining whether to invest in Securities qualified for distribution under this Prospectus.

 FINANCIAL INFORMATION

        The financial statements of the Company incorporated herein by reference and in any Prospectus Supplement are reported in United States dollars. Golden Star's Annual Financial Statements and Interim Financial Statements incorporated by reference in this Prospectus are prepared in accordance with IFRS, which differs from accounting principles generally accepted in the United States ("U.S. GAAP"). The SEC has adopted rules to allow foreign private issuers, such as Golden Star, to prepare and file financial statements prepared in accordance with IFRS without reconciliation to U.S. GAAP. Accordingly, we will not be providing a description of the principal differences between U.S. GAAP and IFRS. Unless otherwise indicated, all financial information contained and incorporated or deemed incorporated by reference in this Prospectus and any Prospectus Supplement is presented in accordance with IFRS. As a result, our financial statements and other financial information included or incorporated by reference in this Prospectus and any Prospectus Supplement may not be comparable to financial statements and financial information of U.S. companies.

AVAILABLE INFORMATION

        The Company files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces of Canada. These reports and information are available to the public free of charge under the Company's profile on SEDAR at www.sedar.com.

        The Company has filed with the SEC a registration statement (the "Registration Statement") on Form F-10 under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), relating to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement pursuant to the rules and regulations of the SEC. Information omitted from this Prospectus but contained in the Registration Statement is available on the SEC's website under the Company's profile at www.sec.gov. Please refer to the Registration Statement and exhibits for further information.

        The Company is subject to the reporting requirements of the Exchange Act as the Common Shares are registered under Section 12(b) of the Exchange Act. Accordingly, the Company is required to publicly file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by Canada and the United States (the "MJDS"), the Company is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. In addition, as a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

        Investors may read and copy, for a fee, any document that the Company has filed with or furnished to the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. Investors may read and download the documents the Company has filed with the SEC's Electronic Data Gathering and Retrieval system at www.sec.gov. Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada at www.sedar.com.

NON-GAAP FINANCIAL MEASURES

        In this Prospectus, including the documents incorporated or deemed incorporated by reference herein, we use the terms "cash operating cost", "cash operating cost per ounce", "all-in sustaining costs", "all-in sustaining costs per ounce", "adjusted net income/(loss) attributable to Golden Star shareholders", "adjusted income/(loss) per share attributable to Golden Star shareholders", "cash provided by operations before working capital changes" and "cash provided by operations before working capital changes per share", which are considered "Non-GAAP financial measures" within the meaning of applicable Canadian and U.S. securities laws and should not be considered in isolation or as a substitute for measures of performance prepared in accordance IFRS. See "Non-GAAP Financial Measures" in the Annual MD&A and Interim MD&A for an explanation of these measures.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING MINERAL RESOURCES AND MINERAL RESERVES

        The disclosure in this Prospectus, including the documents incorporated or deemed incorporated by reference herein, uses mineral resource classification terms that comply with reporting standards in Canada, and certain mineral resource estimates are made in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure made by an issuer of scientific and technical information concerning mineral projects. Unless otherwise indicated, all mineral reserve and mineral resource estimates contained or incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101. These standards differ significantly from the requirements of the SEC, and mineral reserve and mineral resource information contained herein and incorporated by reference herein may not be comparable to similar information disclosed by U.S. companies subject to reporting and disclosure requirements under U.S. federal securities laws.

        This Prospectus, including the documents incorporated or deemed incorporated by reference herein, includes mineral reserve estimates that have been calculated in compliance with NI 43-101, as required by Canadian securities regulatory authorities. For United States reporting purposes, SEC Industry Guide 7, as interpreted by the staff of the SEC, applies different standards in order to classify mineralization as a reserve. As a result, the definitions of proven and probable mineral reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7 standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, a final or "bankable" feasibility study is required to report reserves, the three year average historical price is used in any reserve or cash flow analysis to designate reserves and all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards. Accordingly, mineral reserve estimates contained or incorporated by reference in this Prospectus may not qualify as "reserves" under SEC Industry Guide 7 standards.

        In addition, this Prospectus may use or incorporate the terms "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" to comply with the reporting standards in Canada. The Company advises investors that while those terms are recognized and required by Canadian securities regulations, the SEC does not recognize them. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into SEC defined mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.

        Further, "inferred resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of the inferred mineral resources exist. In accordance with Canadian rules, estimates of "inferred mineral resources" cannot form the basis of feasibility or other economic studies.

        It cannot be assumed that all or any part of "measured mineral resources", "indicated mineral resources", or "inferred mineral resources" will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported "measured mineral resources", "indicated mineral resources", or "inferred mineral resources" in this Prospectus is economically or legally mineable.

        For the above reasons, information contained in this Prospectus and the documents incorporated and deemed incorporated by reference herein containing descriptions of the Company's mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

        The Company is a corporation existing under the Canada Business Corporations Act. All but two of the Company's directors, all but three of its officers, and all but two of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and all of the Company's assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for purchasers of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for purchasers of Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

        The Company filed with the SEC, concurrently with its registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Corporation System, 111 Eight Avenue, New York, New York 10011 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning any offering of Securities under this Prospectus and the applicable Prospectus Supplement.

THE BUSINESS

        Golden Star Resources Ltd. was established under the Canada Business Corporations Act on May 15, 1992 as a result of the amalgamation of South American Goldfields Inc., a corporation incorporated under the federal laws of Canada, and Golden Star Resources Ltd., a corporation originally incorporated under the Business Corporations Act (Alberta) on March 7, 1984 as Southern Star Resources Ltd. Golden Star is a reporting issuer or the equivalent in all provinces of Canada and a foreign private issuer as defined in Rule 3b-4 under the Exchange Act in the United States, eligible to file disclosure documents pursuant to the MJDS. Golden Star files disclosure documents with the securities regulatory authorities in each of the provinces of Canada and with the SEC in the United States. Golden Star's head and registered office is located at 150 King Street West, Suite 1200, Toronto, Ontario, Canada M5H 1J9. Golden Star's fiscal year ends on December 31.

        Golden Star is an established gold mining company that owns and operates the Wassa and Prestea mines located on the Ashanti Gold Belt in Ghana, West Africa. The Company produced 194,054 ounces of gold in 2016 and 222,416 ounces of gold in 2015.

        All our operations, with the exception of certain exploration projects, transact business in U.S. dollars and keep financial records in U.S. dollars. Our accounting records are kept in accordance with IFRS.

        Our Common Shares are traded on the TSX under the symbol "GSC", on the NYSE American under the symbol "GSS" and on the GSE under the symbol "GSR".

        As used in this Prospectus, the terms "Company", "Golden Star", "we", "our", "ours" and "us" may, depending on the context, refer to Golden Star Resources Ltd. or to one or more of Golden Star Resources Ltd.'s subsidiaries or to Golden Star Resources Ltd. and its subsidiaries, taken as a whole. Further information regarding the business of the Company, its operations and its mineral properties can be found in the documents referenced under the heading "Documents Incorporated by Reference".

 CONSOLIDATED CAPITALIZATION

        Since the date of the Interim Financial Statements, which are incorporated by reference in this Prospectus, there has been no material change in the share and loan capital of the Company, on a consolidated basis.

EARNINGS COVERAGE RATIOS

        Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Debt Securities or Preferred Shares.

USE OF PROCEEDS

        The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives which we expect to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering. In general, we intend to use the net proceeds from the sale of any Securities offered under this Prospectus for the exploration and development of our mining properties in Ghana, acquisition, exploration and development of additional properties or interests (direct or indirect) therein and working capital and other general corporate purposes such as repayment of debt, if applicable.

        There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the uses described above and will depend on a number of factors, including those referred to under "Risk Factors" in this Prospectus and the applicable Prospectus Supplement.

        All expenses relating to an offering of Securities and any compensation paid to agents, underwriters or dealers, as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. Pending the use of available funds as set forth in any Prospectus Supplement, the Company intends to invest the net proceeds of any offering of Securities in an interest bearing account.

PLAN OF DISTRIBUTION

        We may offer Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or we may offer Securities in separate offerings. A Prospectus Supplement will describe the terms of each specific offering of Securities, including:

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  the terms of the Securities to which the Prospectus Supplement relates;

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  the name or names of any agents, underwriters or dealers;

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  the purchase price of the Securities offered thereby and the proceeds to be received by the Company from the sale of such Securities;

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  any agents' commission, underwriting discounts or fees and other items constituting compensation payable to agents, underwriters or dealers; and

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  any discounts or concessions allowed or reallowed or paid to agents, underwriters or dealers.

        If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed to by the parties and set forth in the applicable Prospectus Supplement and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to agents, underwriters or dealers may be changed from time to time.

        Agents, underwriters or dealers may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" as defined in and subject to limitations imposed by applicable securities laws which includes sales made directly on an existing trading market for our Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to any "at-the-market distribution", underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an "at-the-market distribution", as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

        Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Securities in respect of which this Prospectus is delivered will be named, and any commissions or fees payable by the Company to any agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from our Company at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

        Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.

DESCRIPTION OF COMMON SHARES

        We are authorized to issue an unlimited number of Common Shares. As of September 13, 2017, we had 380,581,075 Common Shares issued and outstanding. All Common Shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.

  Dividend Rights

        Holders of Common Shares are entitled to receive such dividends as may be declared from time to time by the board of directors of Golden Star (the "Board"), in its discretion, subject to the preferential dividend rights of any other classes or series of shares of our company. In no event may a dividend be declared or paid on the Common Shares if payment of the dividend would cause the realizable value of Golden Star's assets to be less than the aggregate of its liabilities and the amount required to redeem all of the shares having redemption or retraction rights, which are then outstanding.

  Voting Rights

        Holders of Common Shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.

  Liquidation

        In the event of any liquidation, dissolution or winding up of Golden Star, holders of Common Shares have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any Preferred Shares or other securities that may then be outstanding.

  Redemption

        No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

  Other Provisions

        All outstanding Common Shares are, and the Common Shares offered by this Prospectus or obtainable upon conversion, exchange or exercise of other Securities offered hereby, if issued in the manner described in this Prospectus and the applicable Prospectus Supplement, will be, fully paid and non-assessable.

        You should read the Prospectus Supplement relating to any offering of Common Shares, or of Securities convertible, exchangeable or exercisable for Common Shares, for the terms of the offering, including the number of Common Shares offered, any initial offering price and market prices relating to the Common Shares.

        This section is a summary and may not describe every aspect of our Common Shares that may be important to you. We urge you to read the Canada Business Corporations Act and our articles of arrangement, because they, and not this description, define your rights as a holder of our Common Shares. See "Available Information" for information on how to obtain copies of these documents.

DESCRIPTION OF PREFERRED SHARES

        We are authorized to issue an unlimited number of Preferred Shares. As of the date of this Prospectus, there were no Preferred Shares outstanding. Preferred shares are issuable in such classes or series as are determined by the Board, who have the authority to determine the relative rights and preferences of each such class or series. The Board has not designated any class or series of Preferred Shares.

        The issuance of Preferred Shares could adversely affect the voting power of holders of our Common Shares, and the likelihood that holders of Preferred Shares will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Golden Star, which could depress the market price of our Common Shares. Unless otherwise indicated in the applicable Prospectus Supplement, all Preferred Shares to be issued from time to time under this Prospectus will be fully paid and non-assessable.

        The Prospectus Supplement relating to the Preferred Shares offered will contain a description of the specific terms of that series as fixed by the Board, including, as applicable:

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  the number of Preferred Shares offered and the offering price of the Preferred Shares;

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  the title and stated value of the Preferred Shares;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the Preferred Shares;

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  the date from which dividends on the Preferred Shares will accumulate, if applicable;

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  the liquidation rights of the Preferred Shares;

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  the procedures for auction and remarketing, if any, of the Preferred Shares;

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  the sinking fund provisions, if applicable, for the Preferred Shares;

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  the redemption provisions, if applicable, for the Preferred Shares;

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  whether the Preferred Shares will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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  whether the Preferred Shares will have voting rights and the terms of any voting rights;

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  whether the Preferred Shares will be listed on any securities exchange;

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  whether the Preferred Shares will be issued with any other securities and, if so, the amount and terms of these securities; and

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  any other specific terms, preferences or rights of, or limitations or restrictions on, the Preferred Shares.

        The applicable Prospectus Supplement will also contain a discussion of any material Canadian and U.S. federal income tax considerations relevant to the purchase and ownership of the Preferred Shares offered by the Prospectus Supplement.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        Subscription Receipts may be offered separately or together with other Securities. As at the date of this Prospectus, the Company has no Subscription Receipts outstanding.

        Subscription Receipts will be issued under a subscription receipt agreement entered into between us and an escrow agent (the "Escrow Agent"). The applicable Prospectus Supplement will include details of the agreement pursuant to which such Subscription Receipts will be created and issued. Subscription Receipts will entitle the holders to receive Common Shares or other securities or combination of securities upon the satisfaction of certain conditions, typically the completion of an acquisition by us of the assets or securities of another entity. Subsequent to the offering of Subscription Receipts, all or a portion of the proceeds for the Subscription Receipts will be held in escrow by the Escrow Agent, pending the satisfaction of the conditions specified in the applicable Prospectus Supplement. Holders of Subscription Receipts are not shareholders. Holders of Subscription Receipts are only entitled to receive Common Shares or other securities upon exchange or conversion of their Subscription Receipts in accordance with the terms thereof or to a return of the price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

        The particular terms and provisions of Subscriptions Receipts offered under any Prospectus Supplement, and the extent to which the general terms and provisions described in this Prospectus may apply to those Subscription Receipts, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable:

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  the number of Subscription Receipts offered;

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  the price and currency or currency unit at which the Subscription Receipts will be offered;

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  the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares or other securities;

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  the number of Common Shares or other securities that may be obtained upon exchange or conversion of each Subscription Receipt;

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  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each other Security;

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  the terms applicable to the gross proceeds from the sale of such Subscription Receipts plus any interest or other income earned thereon; and

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  any other material terms and conditions of the Subscription Receipts.

        The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

        The preceding description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the subscription receipt agreement relating to such Subscription Receipts.

        In the case of Subscription Receipts which are exchangeable for other securities of the Company, the holders will not have any of the rights of holders of the securities issuable upon the exchange of the Subscription Receipts until the issuance of those securities in accordance with the terms of the Subscription Receipts.

 DESCRIPTION OF WARRANTS

        We may issue Warrants for the purchase of Debt Securities, Preferred Shares, Subscription Receipts, Common Shares or any combination of these Securities and/or other Securities of the Company. Each series of Warrants will be issued under a separate warrant agreement. The applicable Prospectus Supplement will describe the terms of the Warrants offered, including but not limited to the following:

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  the number of Warrants offered;

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  the price or prices at which the Warrants will be issued;

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  the currency or currencies in which the prices of the Warrants may be payable;

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  the securities for which the Warrants are exercisable;

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  whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

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  the amount of securities purchasable upon exercise of each Warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

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  the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

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  the circumstances, if any, which will cause the Warrants to be deemed to be automatically exercised;

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  any material risk factors relating to such Warrants;

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  if applicable, the identity of the Warrant agent; and

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  any other terms of such Warrants.

        Prior to the exercise of any Warrants, holders of such Warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

        Prospective purchasers of Warrants should be aware that special Canadian federal income tax, accounting and other considerations may be applicable to instruments such as Warrants. The applicable Prospectus Supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such Warrants.

DESCRIPTION OF DEBT SECURITIES

        In this section describing the Debt Securities, the terms "Company" and "Golden Star" refer only to Golden Star Resources Ltd. without any of its subsidiaries. This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. The specific terms of the Debt Securities, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

        The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between Golden Star and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into will be filed with the SEC as an exhibit to the Registration Statement. The description of certain provisions of the Indenture in this section is not intended to be complete and is qualified in its entirety by reference to the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture.

        The Company may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

        The Indenture does not limit the aggregate principal amount of Debt Securities which the Company may issue under the Indenture and does not limit the amount of other indebtedness that the Company may incur. The Indenture provides that the Company may issue Debt Securities from time to time in one or more series which may be denominated and payable in U.S. dollars, Canadian dollars or any other currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture permits the Company, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities the Company has previously issued under the Indenture and to issue such increased principal amount.

        The applicable Prospectus Supplement will set forth the following terms relating to the Debt Securities offered by such Prospectus Supplement (the "Offered Securities"):

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  the specific designation of the Offered Securities; any limit on the aggregate principal amount of the Offered Securities; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities payable upon declaration of acceleration of maturity;

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  the rate or rates (whether fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities that are in registered form;

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  the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;

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  the terms and conditions upon which the Company may redeem the Offered Securities, in whole or in part, at its option;

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  any covenants applicable to the Offered Securities;

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  the terms and conditions for any conversion or exchange of the Offered Securities for any other securities;

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  whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities which are in bearer form and as to exchanges between registered form and bearer form;

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  whether the Offered Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

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  the denominations in which registered Offered Securities will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 and the denominations in which bearer Offered Securities will be issuable, if other than $5,000;

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  each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under the heading "Payment" below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

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  if other than U.S. dollars, the currency in which the Offered Securities are denominated or the currency in which the Company will make payments on the Offered Securities;

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  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and

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  any other terms of the Offered Securities which apply solely to the Offered Securities, or terms described herein as generally applicable to the Debt Securities which are not to apply to the Offered Securities.

        Unless otherwise indicated in the applicable Prospectus Supplement:

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  holders may not tender Debt Securities to the Company for repurchase; and

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  the rate or rates of interest on the Debt Securities will not increase if the Company becomes involved in a highly leveraged transaction or the Company is acquired by another entity.

        The Company may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, the Company may offer and sell those Debt Securities at a discount below their stated principal amount. The Company will describe in the applicable Prospectus Supplement any Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.

        Any Debt Securities issued by the Company will be direct, unconditional and unsecured obligations of the Company and will rank equally among themselves and with all of the Company's other unsecured, unsubordinated obligations, except to the extent otherwise required by mandatory provisions of law. Debt Securities issued by the Company will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of the Company's subsidiaries. The Company will agree to provide to the Trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Form, Denomination, Exchange and Transfer

        Unless otherwise indicated in the applicable Prospectus Supplement, the Company will issue Debt Securities only in fully registered form without coupons, and in denominations of $2,000 and integral multiples of $1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner to be set forth in the Indenture and in the applicable Prospectus Supplement. The Company may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. The Company will appoint the Trustee as security registrar. Bearer Debt Securities and the coupons applicable thereto will be transferable by delivery.

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, the Company will make payments on registered Debt Securities (other than Global Securities) at the office or agency of the Trustee, except that the Company may choose to pay interest (a) by cheque mailed to the address of the person entitled to such payment as specified in the security register, or (b) by wire transfer to an account maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, the Company will pay any interest due on registered Debt Securities to the persons in whose name such registered Securities are registered on the day or days specified in the applicable Prospectus Supplement.

Registered Global Securities

        Unless otherwise indicated in the applicable Prospectus Supplement, Registered Debt Securities of a series will be issued in global form that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement. Global Securities will be registered in the name of the Depositary, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

Special Investor Considerations for Global Securities

        The Company's obligations under the Indenture, as well as the obligations of the Trustee and those of any third parties employed by the Company or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once the Company makes payment to the registered holder, the Company has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

        An investor should be aware that when Debt Securities are issued in the form of Global Securities:

  •
  the investor cannot have Debt Securities registered in his or her own name;

  •
  the investor cannot receive physical certificates for his or her interest in the Debt Securities;

  •
  the investor must look to his or her own bank, brokerage firm or other financial institution for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;

  •
  the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;

  •
  the Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security;

  •
  the Company and the Trustee will have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security;

  •
  the Company and the Trustee also do not supervise the Depositary in any way; and

  •
  the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

Special Situations When Global Security Will be Terminated

        In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank, brokerage firm or other financial institution. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in Debt Securities transferred into their own names, so that they will be registered holders of the Debt Securities represented by each Global Security.

        The special situations for termination of a Global Security are:

  •
  when the Depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); and

  •
  when and if the Company decides to terminate a Global Security.

        The Prospectus Supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the Prospectus Supplement. When a Global Security terminates, the Depositary (and not the Company or the Trustee) will be responsible for deciding the names of the institutions that will be the initial direct holders.

Events of Default

        Unless otherwise specified in the applicable Prospectus Supplement, the term "Event of Default" with respect to Debt Securities of any series means any of the following:

  (a)
  default in the payment of the principal of (or any premium on) any Debt Security of that series at its Maturity that continues for a period of five business days;

  (b)
  default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  (c)
  default in the deposit of any sinking fund payment, when the same become due by the terms of the Debt Securities of that series;

  (d)
  default in the performance, or breach, of any other covenant or agreement of the Company in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice thereof to the Company by the Trustee or the holders of at least 25 per cent in principal amount of all outstanding Debt Securities affected thereby;

  (e)
  certain events of bankruptcy, insolvency or reorganization; or

  (f)
  any other event of default provided with respect to the Debt Securities of that series.

        If an Event of Default occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25 per cent in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series or all series affected (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series or of all series affected (or of all series, as the case may be), by written notice to the Company and the Trustee, may, under certain circumstances, rescind and annul such acceleration. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of Original Issue Discount Securities upon the occurrence of any Event of Default and the continuation thereof.

        Other than its duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable indemnity. If the holders provide reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such Event of Default.

        No holder of a Debt Security of any series will have any right to institute any proceedings, unless:

  •
  such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;

  •
  the holders of at least 25 per cent in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and

  •
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of or interest on such Debt Security on or after the applicable due date of such payment.

        The Company will be required to furnish to the Trustee annually an officers' certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance

        In this section, the term "defeasance" means discharge from some or all of the Company's obligations under the Indenture with respect to Debt Securities of a particular series. Unless otherwise stated in the applicable Prospectus Supplement, if the Company deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, then at its option:

  •
  the Company will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment; or

  •
  the Company will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it.

        Unless otherwise stated in the applicable Prospectus Supplement, to exercise defeasance the Company also must deliver to the Trustee:

  •
  an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

  •
  an opinion of Canadian counsel or a ruling from Canada Revenue Agency that there would be no such recognition of income, gain or loss for Canadian federal or provincial income tax purposes and that holders of the Debt Securities of that series will be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

        In addition, unless otherwise stated in the applicable Prospectus Supplement, in connection with any defeasance, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and the Company cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow the Company to be discharged from all of its obligations under the Debt Securities of any series, the Company must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Modifications and Waivers

        The Company may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, unless otherwise stated in the applicable Prospectus Supplement, that the Company will be required to receive consent from the holder of each outstanding Debt Security of such affected series to:

  •
  change the stated maturity of the principal of, or interest on, such outstanding Debt Security;

  •
  reduce the principal amount of or interest on such outstanding Debt Security;

  •
  reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding Original Issue Discount Security;

  •
  change the place or currency of payments on such outstanding Debt Security;

  •
  reduce the percentage in principal amount of outstanding Debt Securities of such series, from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or

  •
  modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving past defaults or covenants except as otherwise specified.

        The holders of a majority in principal amount of Debt Securities of any series or of the affected series may waive the Company's compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of or interest on any Debt Security or in respect of any item listed above.

        The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency, comply with applicable law or to make any change, in any case, that does not have a materially adverse effect on the rights of any holder of such Debt Securities.

Consent to Jurisdiction and Service

        Unless otherwise stated in the applicable Prospectus Supplement, under the Indenture, the Company will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Governing Law

        Unless otherwise stated in the applicable Prospectus Supplement, the Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

        Since all of the assets of the Company are outside the United States, any judgment obtained in the United States against the Company would need to be satisfied by seeking enforcement of such judgment in a court located outside of the United States.

        It may be difficult for holders of the Debt Securities to effect service of process in the United States on the directors, controlling persons and officers of the Company and the experts named in this Prospectus and any Prospectus Supplement who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the United States federal or state securities laws or other laws of the United States. We have been advised by Fasken Martineau DuMoulin LLP, our Canadian legal counsel, that there may be doubt as to the enforceability, in original actions in Canadian courts, of liabilities predicated upon the United States federal or state securities laws or other laws of the United States and as to the enforceability in Canadian courts of the judgments of United States courts obtained in actions predicated upon the civil liability provisions of United States federal or state securities laws or other laws of the United States.

The Trustee

        The Trustee under the Indenture or its affiliates may provide banking and other services to the Company in the ordinary course of their business.

        The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Company's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Company. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by certain purchasers of such Securities as described in the applicable Prospectus Supplement.

 PRIOR SALES

        For the twelve-month period before the date of this Prospectus, we issued the following Common Shares:

Date	Number of Common Shares Issued		Price
November 1, 2016	1,111,111	(1)	—
December 6, 2016	1,865,555	(2)	—
December 6, 2016	442,428	(3)	—
December 6, 2016	2,578,889	(4)	—
December 6, 2016	611,598	(5)	—
December 8, 2016	1,111	(6)	—
February 7, 2017	31,363,950	(7)	Cdn.$1.10
February 10, 2017	1,111	(8)	—
February 23, 2017	1,111,111	(9)	—
February 27, 2017	555,555	(10)	—
May 15, 2017	11,250	(11)	—
June 23, 2017	12,500	(11)	—
August 4, 2017	1,167,689	(12)	—
August 30, 2017	3,223,684	(13)	U.S.$0.27

Notes:

(1)
$1.0 million principal amount of the 7% Convertible Debentures was converted into 1,111,111 Common Shares on November 1, 2016.

(2)
$1.679 million principal amount of the 7% Convertible Debentures was converted into 1,865,555 Common Shares on December 6, 2016.

(3)
On conversion of the $1.679 million principal amount of the 7% Convertible Debentures on December 6, 2016, the Company paid the debt holder a make-whole payment by issuing 442,428 Common Shares.

(4)
$2.321 million principal amount of the 7% Convertible Debentures was converted into 2,578,889 Common Shares on December 6, 2016.

(5)
On conversion of the $2.321 million principal amount of the 7% Convertible Debentures on December 6, 2016, the Company paid the debt holder a make-whole payment by issuing 611,598 Common Shares.

(6)
$1,000 principal amount of the 7% Convertible Debentures was converted into 1,111 Common Shares on December 8, 2016.

(7)
Issued pursuant to February 2017 bought deal equity offering.

(8)
$1,000 principal amount of the 7% Convertible Debentures was converted into 1,111 Common Shares on February 10, 2017.

(9)
$1,000,000 principal amount of the 7% Convertible Debentures was converted into 1,111,111 Common Shares on February 23, 2017.

(10)
$500,000 principal amount of the 7% Convertible Debentures was converted into 555,555 Common Shares on February 27, 2017.

(11)
Stock options exercise.

(12)
Deferred share units exercise.

(13)
Issued to Royal Gold, Inc. ("Royal Gold") on August 30, 2017 pursuant to a cashless exercise by Royal Gold of 5,000,000 warrants of the Company.

        For the twelve-month period before the date of this Prospectus, we issued the following options to purchase Common Shares:

Date	Number of Options Issued		Exercise Price
			(Cdn.$)
September 6, 2016	60,000	(1)	$0.96
February 27, 2017	2,251,974	(2)	$1.30
May 5, 2017	100,000	(3)	$0.94

Notes:

(1)
Represent options to purchase up to 60,000 Common Shares

(2)
Represent options to purchase up to 2,251,974 Common Shares

(3)
Represent options to purchase up to 100,000 Common Shares

        For the twelve-month period before the date of this Prospectus, we issued the following performance share units which may be redeemed for Common Shares:

Date	Number of Performance Share Units Issued(1)	Price
		(Cdn.$)
March 21, 2017	1,694,491	—

Note:

(1)
Settled in Common Shares or Common Shares plus cash subject to the consent of the Company.

TRADING PRICE AND VOLUME

        Our Common Shares are listed on the NYSE American under the trading symbol "GSS", on the TSX under the trading symbol "GSC" and on the GSE under the trading symbol "GSR". As of September 13, 2017, 380,581,075 Common Shares were outstanding. On September 13, 2017, being the last trading day prior to the date of this Prospectus, the closing price per share for our Common Shares as reported by the NYSE American was U.S.$0.76, as reported by the TSX was Cdn.$0.92 and on the GSE was GH¢1.90.

        The following table sets forth, for the periods indicated, the reported high and low market closing prices per share of our Common Shares and the volume of Common Shares traded on the NYSE American and the TSX, respectively.

	NYSE American			Toronto Stock Exchange
	High	Low	Volume	High	Low	Volume
	(U.S.$)			(Cdn.$)
2016
September	0.843	0.71	39,716,869	1.10	0.93	7,229,374
October	0.906	0.733	38,595,151	1.22	0.97	3,951,374
November	0.942	0.696	61,001,916	1.25	0.93	5,976,517
December	0.860	0.663	107,989,469	1.12	0.90	12,821,155
2017
January	0.88	0.741	36,210,007	1.18	1.00	10,699,422
February	1.00	0.845	43,368,238	1.32	1.10	6,220,572
March	0.916	0.710	52,204,237	1.21	0.96	9,873,658
April	0.88	0.694	33,868,552	1.17	0.94	4,814,669
May	0.73	0.641	46,362,173	0.99	0.86	6,907,875
June	0.741	0.625	82,441,162	0.98	0.84	5,867,780
July	0.68	0.611	25,443,839	0.85	0.79	3,017,361
August	0.78	0.66	31,279,663	0.99	0.83	3,156,384
September 1 to 13	0.82	0.741	13,503,561	1.01	0.92	632,944

        We have not declared or paid cash dividends on our Common Shares since our inception. Future dividend decisions will consider our then-current business results, cash requirements and financial condition.

RISK FACTORS

        Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated or deemed incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described under the heading "Risk Factors — General Risks" in the AIF (pages 46 through 55), "Risk Factors — Governmental and Regulatory Risks" in the AIF (on pages 56 through 59) and "Risk Factors — Market Risks" in the AIF (on pages 59 through 63), and any other risk factors described herein or in a document incorporated or deemed incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated or deemed incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the adverse effects set out in the risk factors described herein, in the AIF, in another document incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company's business, financial condition and results of operations. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out in the risk factors herein, in the AIF, in the other documents incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

INTEREST OF EXPERTS

        The technical report entitled "NI 43-101 Technical Report on a Feasibility Study of the Wassa open pit mine and underground project in Ghana" effective date December 31, 2014 and filed on May 8, 2015 (the "Wassa Underground Feasibility Study") was prepared in accordance with NI 43-101 by SRK Consulting (UK) Ltd. ("SRK") under the supervision of Mike Beare, Rod Redden, Neil Marshall, Chris Bray and Paul Riley of SRK and S. Mitchel Wasel, each of whom is a "qualified person" for the purposes of NI 43-101. The technical report entitled "NI 43-101 Technical Report on a Feasibility Study of the Prestea underground gold project in Ghana" effective date November 3, 2015 and filed on January 15, 2016 and re-filed on January 22, 2016 (the "Prestea Underground Feasibility Study") was prepared in accordance with NI 43-101 by SRK under the supervision of Yao Hua (Benny) Zhang, Ken Reipas, Dr. John Willis, Dr. Tony Rex, Neil Marshall, Jane Joughin and Kris Czajewski of SRK and Dr. Martin P. Raffield, S. Mitchel Wasel and Brian Prosser, each of whom is a "qualified person" for the purposes of NI 43-101. The technical report entitled "NI 43-101 Technical Report on Resources and Reserves Golden Star Resources Ltd., Bogoso Prestea Gold Mine, Ghana" effective date December 31, 2013 and filed on March 14, 2014 (the "Bogoso Technical Report") was prepared in accordance with NI 43-101 by SRK under the supervision of Richard Oldcorn, Chris Bray, Dr. John Arthur and Yan Bourassa, each of whom is a "qualified person" for the purposes of NI 43-101. Certain technical information contained in this Prospectus, or in any of the documents incorporated or deemed incorporated by reference herein, was derived from the Wassa Underground Feasibility Study, the Prestea Underground Feasibility Study and the Bogoso Technical Report.

        Each of Martin Raffield and Steven Mitchel Wasel is an officer or employee of Golden Star and/or an officer, director or employee of one or more of its associates or affiliates. None of such persons received or will receive a direct or indirect interest in any property of Golden Star or any of its associates or affiliates. To the best knowledge of the Company, as of the date hereof, each of such persons owns beneficially, directly or indirectly, less than 1% of any outstanding class of securities of Golden Star.

 LEGAL MATTERS

        Certain Canadian legal matters relating to the offering of Securities hereunder will be passed upon on behalf of the Company by Fasken Martineau DuMoulin LLP with respect to Canadian legal matters and by Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to United States legal matters.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants, through their offices at 18 York Street, Suite 2600, Toronto, Ontario Canada. The audited consolidated financial statements of the Company for the years ended December 31, 2016 and 2015 have been incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers LLP, independent auditor. PricewaterhouseCoopers LLP is the auditor of the Company and has confirmed that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario.

        The transfer agent and registrar for the Common Shares is CST Trust Company, through its offices at 1066 West Hastings Street, Suite 1600, Vancouver, British Columbia, Canada V6E 3X1 and 320 Bay Street, Toronto, Ontario, Canada, M5H 4A6 and in Ghana our sub-registrar and transfer agent is Ghana Commercial Bank Limited at its principal office in the city of Accra, Ghana.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed or will be filed with the SEC as part of the Registration Statement of which this Prospectus is a part:

  •
  the documents listed under "Documents Incorporated by Reference";

  •
  consents of auditors, engineers and Canadian legal counsel;

  •
  powers of attorney pursuant to which amendments to the Registration Statement may be signed; and

  •
  the form of indenture.

 PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Officers and Directors

        Under the Canada Business Corporations Act ("CBCA"), Golden Star may indemnify a director or officer of Golden Star, a former director or officer of Golden Star or another individual who acts or acted at Golden Star's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Golden Star or the other entity on the condition that (i) the individual acted honestly and in good faith with a view to the best interests of Golden Star or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at Golden Star's request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful. Further, Golden Star may, with court approval, indemnify an individual described above in respect of an action by or on behalf of Golden Star or another entity to obtain a judgment in its favor, to which the individual is made a party by reason of the individual's association with Golden Star or such other entity described above, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils conditions (i) and (ii) above. An individual referred to above is entitled to indemnification from Golden Star as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done and fulfils conditions (i) and (ii) above. Golden Star has entered into an Indemnification Agreement with certain Golden Star directors and officers under which Golden Star has agreed to indemnify and hold harmless the individual in substantially the same circumstances as outlined in this paragraph.

        In accordance with the provisions of the CBCA described above, the by-laws of Golden Star provide that, subject to the relevant provisions of the CBCA, Golden Star shall indemnify a director or officer of Golden Star, a former director or officer of Golden Star, or another individual who acts or acted at Golden Star's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Golden Star or such other entity if the individual acted honestly and in good faith with a view to the best interests of Golden Star or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at Golden Star's request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        Golden Star also maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

        Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

 Exhibits

Exhibit No.	Description
4.1	Annual information form of the Company dated as of March 27, 2017, for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.1 to the Company's Form 40-F, (File No. 001-12284) filed with the SEC on March 30, 2017 (the "Form 40-F"))
4.2

Audited consolidated financial statements of the Company for the years ended December 31, 2016 and December 31, 2015, together with the notes thereto and the auditor's report thereon (incorporated by reference to Exhibit 99.3 to the Form 40-F)

4.3	Management's discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.2 to the Form 40-F)
4.4

Unaudited condensed interim consolidated financial statements of the Company for the three and six months ended June 30, 2017 and June 30, 2016, together with the notes thereto (incorporated by reference to Exhibit 99.2 to the Company's Form 6-K furnished to the SEC on August 1, 2017 (File No. 001-12284))

4.5

Management's discussion and analysis of financial condition and results of operations of the Company for the three and six months ended June 30, 2017 (incorporated by reference to Exhibit 99.1 to the Company's Form 6-K furnished to the SEC on August 1, 2017 (File No. 001-12284))

4.6

Management information circular of the Company dated as of March 13, 2017 relating to the Company's annual general and special meeting of shareholders held on May 4, 2017 (incorporated by reference to Exhibit 99.1 to the Company's Form 6-K furnished to the SEC on March 28, 2017 (File No. 001-12284))

4.7

Material change report of the Company dated February 13, 2017, relating to the completion of a bought deal equity offering of 31,363,950 common shares of the Company for gross proceeds of Cdn.$34,500,345*

4.8

Material change report of the Company dated January 24, 2017, relating to the Company's announcement of a bought deal equity offering of 31,363,950 common shares of the Company for gross proceeds of Cdn.$34,500,345*

5.1	Consent of Consent of PricewaterhouseCoopers LLP*
5.2	Consent of Dr. Martin Raffield**
5.3	Consent of S. Mitchel Wasel**
5.4	Consent of Yan Bourassa**
5.5	Consent of Richard Oldcorn**
5.6	Consent of Chris Bray**
5.7	Consent of Dr. John Arthur**
5.8	Consent of Mike Beare**
5.9	Consent of Neil Marshall**
5.10	Consent of Dr. Anthony Rex**
5.11	Consent of Kris Czajewski**
5.12	Consent of Dr. John Willis**
5.13	Consent of Rod Redden**
5.14	Consent of Paul Riley**
5.15	Consent of Yao Hua (Benny) Zhang**

Exhibit No.	Description
5.16	Consent of Ken Reipas**
5.17	Consent of Jane Joughin **
5.18	Consent of Brian Prosser **
5.19	Consent of Fasken Martineau DuMoulin LLP**
6.1	Power of Attorney (included on the signature page of this Registration Statement)*
7.1	Form of Indenture**

*
Filed herewith.

**
To be filed by amendment.

 PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Company undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

(a)
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by Amendment to the Form F-X referencing the file number of this Registration Statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on September 14, 2017.

GOLDEN STAR RESOURCES LTD.
By:	/s/ ANDRÉ VAN NIEKERK
	Name:	André van Niekerk
	Title:	Executive Vice President & Chief Financial Officer

 POWER OF ATTORNEY

        Each individual whose signature appears below constitutes and appoints each of Samuel T. Coetzer and André van Niekerk, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SAMUEL T. COETZER Samuel T. Coetzer	President and Chief Executive Officer, and Director (Principal Executive Officer)	September 14, 2017
/s/ ANDRÉ VAN NIEKERK André van Niekerk	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 14, 2017
/s/ TIMOTHY C. BAKER Timothy C. Baker	Director, Chairman of the Board	September 14, 2017
/s/ GILMOUR CLAUSEN Gilmour Clausen	Director	September 14, 2017
/s/ ANU DHIR Anu Dhir	Director	September 14, 2017
/s/ ROBERT E. DOYLE Robert E. Doyle	Director	September 14, 2017
/s/ CRAIG J. NELSEN Craig J. Nelsen	Director	September 14, 2017
/s/ DANIEL OWIREDU Daniel Owiredu	Director	September 14, 2017
/s/ MONA QUARTEY Mona Quartey	Director	September 14, 2017

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on this 14th day of September, 2017.

GOLDEN STAR MANAGEMENT SERVICES COMPANY (Authorized U.S. Representative).
By:	/s/ SAMUEL T. COETZER
	Name:	Samuel T. Coetzer
	Title:	President & Chief Executive Officer

 EXHIBIT INDEX

Exhibit No.	Description
4.1	Annual information form of the Company dated as of March 27, 2017, for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.1 to the Company's Form 40-F, (File No. 001-12284) filed with the SEC on March 30, 2017 (the "Form 40-F"))
4.2

Audited consolidated financial statements of the Company for the years ended December 31, 2016 and December 31, 2015, together with the notes thereto and the auditor's report thereon (incorporated by reference to Exhibit 99.3 to the Form 40-F)

4.3	Management's discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.2 to the Form 40-F)
4.4

Unaudited condensed interim consolidated financial statements of the Company for the three and six months ended June 30, 2017 and June 30, 2016, together with the notes thereto (incorporated by reference to Exhibit 99.2 to the Company's Form 6-K furnished to the SEC on August 1, 2017 (File No. 001-12284))

4.5

Management's discussion and analysis of financial condition and results of operations of the Company for the three and six months ended June 30, 2017 (incorporated by reference to Exhibit 99.1 to the Company's Form 6-K furnished to the SEC on August 1, 2017 (File No. 001-12284))

4.6

Management information circular of the Company dated as of March 13, 2017 relating to the Company's annual general and special meeting of shareholders held on May 4, 2017 (incorporated by reference to Exhibit 99.1 to the Company's Form 6-K furnished to the SEC on March 28, 2017 (File No. 001-12284))

4.7

Material change report of the Company dated February 13, 2017, relating to the completion of a bought deal equity offering of 31,363,950 common shares of the Company for gross proceeds of Cdn.$34,500,345*

4.8

Material change report of the Company dated January 24, 2017, relating to the Company's announcement of a bought deal equity offering of 31,363,950 common shares of the Company for gross proceeds of Cdn.$34,500,345*

5.1	Consent of Consent of PricewaterhouseCoopers LLP*
5.2	Consent of Dr. Martin Raffield**
5.3	Consent of S. Mitchel Wasel**
5.4	Consent of Yan Bourassa**
5.5	Consent of Richard Oldcorn**
5.6	Consent of Chris Bray**
5.7	Consent of Dr. John Arthur**
5.8	Consent of Mike Beare**
5.9	Consent of Neil Marshall**
5.10	Consent of Dr. Anthony Rex**
5.11	Consent of Kris Czajewski**
5.12	Consent of Dr. John Willis**
5.13	Consent of Rod Redden**
5.14	Consent of Paul Riley**
5.15	Consent of Yao Hua (Benny) Zhang**

Exhibit No.	Description
5.16	Consent of Ken Reipas**
5.17	Consent of Jane Joughin **
5.18	Consent of Brian Prosser **
5.19	Consent of Fasken Martineau DuMoulin LLP**
6.1	Power of Attorney (included on the signature page of this Registration Statement)*
7.1	Form of Indenture**

*
Filed herewith.

**
To be filed by amendment.